EX-3(i)

                            ARTICLES OF INCORPORATION

                                       OF

                       ENERGY OPTICS INC.


     The undersigned, for the purpose of forming a corporation under the New Mexico Business Corporation Act, hereby certifies:

                                    ARTICLE I

     The name of the corporation shall be:

     ENERGY OPTICS INC.

                                   ARTICLE II

     The period of its duration shall be perpetual.

                                   ARTICLE III

     The purposes for which the corporation is organized are as follows:

     A. To buy, sell, trade, manufacture, deal in, and deal with goods, wares, and merchandise of every kind and nature, and to carry on such business as wholesalers, retailers, importers, and exporters; to acquire all such merchandise, supplies, materials, and other articles as shall be necessary or incidental to such business; and to have any and all powers above set forth as fully as natural person, whether as principals, agents, trustees, or otherwise.

     B.   To invest in, own, and lease real and personal property

of any and all kinds.

     C. To engage in any lawful business permitted to a private corporation under the laws of the State of New Mexico, and to have all of the corporate powers enumerated in the New Mexico Business Corporation Act.

     D. To do all things necessary and convenient for the accomplishment or furtherance of any of the purposes stated herein, and to do all things necessary or convenient for the protection and benefit of the corporation.

                                   ARTICLE IV

     The corporation shall have the authority to issue 50,000 shares common stock with a par value of $1.00 per share. The corporation shall have only one class of stock, which shall be common stock. Fractional shares may be issued.

                                    ARTICLE V

     The corporation shall not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares of stock.

                                   ARTICLE VI

     The initial registered office of said corporation shall be 1805 S. Ave D., P.O. Drawer 659, Portales, New Mexico 88130.

                                   ARTICLE VII

     Mickey  d.  Barnett whose address is 1805 S.  Ave  D.,  P.O.
Drawer 659 Portales, New Mexico 88130, is designated as the initial registered agent therein and in charge thereof upon whom process against the corporation may be served.

                                  ARTICLE VIII

     Unless otherwise determined by the board of directors no holder of stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell.

                                   ARTICLE IX

     Cumulative voting exists with respect to shares of stock. In no event shall any common shares be offered for sale until after the common shareholders shall have had an opportunity to subscribe and pay therefor, except in case the directors in their discretion find it necessary or desirable to issue common shares directly in payment for property or other assets to be purchased or acquired by the corporation.

                                    ARTICLE X

     The business of the corporation shall be managed by a board of directors consisting of such number as may be provided by the by-laws. The initial board of directors shall consist of two (2) members. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

     Mickey D. Barnett             Ed Laughlin
     1805 S. Ave. D           1915 Camino Del Rex
     P.O. Drawer 659               Las Cruces, New Mexico
     Portales, New Mexico

                                   ARTICLE XI

     The board of directors, except as limited by the New Mexico Business Corporation Act and these articles of incorporation, shall have the right to make, adopt, alter, amend and repeal by- laws, fixing and altering the number of its directors, and providing for the management of its property, the regulation and government of its business and affairs, subject to the right of any shareholders owning twenty-five per cent (25%) of the capital stock of the corporation, issued and outstanding, to call a special meeting of the shareholders, for the purpose of making, adopting, altering, amending and repealing such by laws, and all by-laws adopted by the shareholders shall supersede by-laws made and adopted by the board of directors in conflict therewith.

                                   ARTICLE XII

     (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, had no reasonable case to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such personal shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability buit in view of all circumstances of the case, such person is faily and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by him in connection therewith.

     (d) Any indemnification under subparagraphs (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in subparagraphs (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subparagraph (d) upon receipt of an undertaking by the corporation as authorized in this subparagraph.

     (f) The indemnification provided by this subparagraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE XIII

     The corporation may enter into contracts or transact business with on or more of its directors, officers, or stockholders, or with any corporation, association, trust company, organization, or other concern in which any one or more of its directors, officers, or stockholders are directors, officers, trustees, beneficiaries , or stockholders, or otherwise interested in other contract or transactions in which any one or more of its directors, officers, or stockholders in any way interested; and in the absence of fraud, no such contract or transaction shall be invalidated or in any wise affected by the fact that such directors, officers, or stockholders of the corporation have, or may have, interests which are, or might be adverse to, the interests of the corporation, even though the vote or action of directors, officer or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction. At any meeting of the board of directors of the cooperation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such director or directors may vote or act thereat with like force and effect as if he had not such interest, provided in such case the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed, or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as a director or officer of the corporation by reason of any such adverse interests. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable o the corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction nor shall any such director, officer, or stockholder be accountable for any gains or profits realized thereon.

                                   ARTICLE XIV

          The name and address of each incorporator is:

          Michey D Barnett
          1805 S. Ave. D
          P.O. Drawer 659
          Portales, NM  88130

                                        \s\ Mickey D. Barrett
                                        Mickey D. Barnett



     STATE OF NEW MEXICO

     COUNTY OF ROOSEVELT

          On this 16th day of May, 2000, before me personally appeared Mickey D. Barnett to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

          Witness my hand and seal the day and year last above written.

     My Commission Expires:



     07/26/81                           /S/  Denise Wall
                                             Notary Public